UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300
______________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2014, Harvard Apparatus Regenerative Technology, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following two proposals: (i) the election of one Class I Director for a three-year term, such term to continue until the annual meeting of stockholders in 2017 and until such Director’s successor is duly elected and qualified or until his earlier resignation or removal, and (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results are reported below.

Proposal 1 - Election of Director

James J. McGorry was elected as a Class I Director for a three-year term, such term to continue until the annual meeting of stockholders in 2017 and until such Director’s successor is duly elected and qualified or until his earlier resignation or removal. The results of the election were as follows:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
James J. McGorry	3,481,498	1,011,638	338,083	2,128,568

Proposal 2 - Ratification of the Appointment of KPMG LLP

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified. The results of the ratification were as follows:

Votes For	Votes Against	Votes Abstained
6,913,459	37,383	8,945

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)
May 28, 2014	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer